Filed Pursuant to Rule 424(b)(3)

Registration No. 333-287729

PROSPECTUS

39,705,883 Shares of common stock

This prospectus relates to the resale from time to time of up to 39,705,883 shares of common stock , $0.001 par value per share (“common stock”), of Applied Digital Corporation (the “Company,” “we,” “our,” or “us”) by the selling stockholders named herein or their permitted transferees (each, a “selling stockholder,” and collectively, the “selling stockholders”) in amounts, at prices and on terms that will be determined at the time of any such offering, comprised of (i) 36,705,883 shares of common stock issuable upon conversion of the 156,000 shares of Series G Convertible Preferred Stock of the Company, par value $0.001 per share (the “Series G Preferred Stock”), issued pursuant to the terms of the PEPA (as defined below) and (ii) 3,000,000 shares of common stock (the “Warrant Shares”) issuable upon the exercise of warrants issued to AI Bridge Funding LLC on April 26, 2024 (the “Warrants”).

We are registering the offer and sale of the shares of the common stock issuable upon conversion of the Series G Preferred Stock to satisfy registration rights we have granted to certain of the selling stockholders pursuant to a registration rights agreement dated as of April 30, 2025 (the “Registration Rights Agreements”). We are also registering 3,000,000 Warrant Shares issuable upon the exercise of the Warrants. We have agreed to bear all of the expenses incurred in connection with the registration of the shares of common stock covered by this prospectus. The selling stockholders will pay or assume brokerage commissions and similar charges, if any, incurred in the sale of the shares of common stock.

We will not receive any proceeds from the sale of common stock by the selling stockholders. The common stock to which this prospectus relates may be offered and sold from time to time directly by the selling stockholders or alternatively through underwriters, broker dealers or agents. The selling stockholders will determine at what price they may sell the common stock offered by this prospectus, and such sales may be made at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. Although we have been advised by the selling stockholders that the selling stockholders are purchasing the shares of Series G Preferred Stock or Warrants, as applicable, for their own account, for investment purpose in which they take investment risk (including, without limitation, the risk of loss), and without any view or intention to distribute such shares in violation of the Securities Act of 1933, as amended (the “Securities Act”), or any other applicable securities laws, the Securities and Exchange Commission (the “SEC”) may take the position that the selling stockholders are deemed “underwriters” within the meaning of Section 2(a)(11) of the Securities Act and any profits on the sales of the shares by the selling stockholders and any discounts, commissions or concessions received by the selling stockholders are deemed to be underwriting discounts and commissions under the Securities Act. For additional information on the methods of sale that may be used by the selling stockholders, see the section entitled “Plan of Distribution.”

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should carefully read this prospectus and any prospectus supplement or amendment before you invest in our common stock. You also should read the documents we have referred you to in the “Where You Can Find More Information” section of this prospectus for information about us and our financial statements.

Our common stock is listed on The Nasdaq Global Select Market (“Nasdaq”) under the symbol “APLD.” On May 30, 2025, the last reported sale price of our common stock on Nasdaq was $6.83 per share.

Our executive office is located at 3811 Turtle Creek Blvd., Suite 2100, Dallas, Texas 75219, and our phone number is (214) 427-1704. Our principal website address is www.applieddigital.com.

Investing in our securities involves risks. Before making an investment decisions, you should carefully review the information contained in this prospectus under the heading “Risk Factors” beginning on page 7 of this prospectus, as well as the risks and uncertainties described in our Annual Report on Form 10-K for the fiscal year ended Form 10-K for the year ended May 31, 2024, as supplemented by the Risk Factors included in Exhibit 99.2 to the Company’s Form 8-K filed with the SEC on November 5, 2024, in Item 1A of the Company’s Form 10-Q filed with the SEC on January 14, 2025 and in Item 1A of the Company’s Form 10-Q for the quarter ended February 28, 2025, and the other filings we make with the SEC from time to time, which are incorporated by reference herein in their entirety.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION OR REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is June 3, 2025.

ABOUT THIS PROSPECTUS

This prospectus is part of an automatically effective registration statement on Form S-3 (“shelf registration statement”) that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration statement, the selling stockholders may offer and sell, from time to time, in one or more offerings up to 39,705,883 shares of our common stock. This prospectus provides you with a general description of the common stock the selling stockholders may offer. If the selling stockholders offer to sell shares of common stock in an underwritten offering, we/the selling stockholders will provide a prospectus supplement accompanied by this prospectus. The prospectus supplement will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.

You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or the shares of common stock are sold or otherwise disposed of on a later date. Our business, financial condition, results of operations and prospects may have changed since those dates. It is important for you to read and consider all information contained in this prospectus, including the documents incorporated by reference herein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you under the caption “Where You Can Find More Information” in this prospectus.

We have provided you only with the information contained in this prospectus, including information incorporated by reference in this prospectus and any applicable prospectus supplement. Neither we nor the selling stockholders have authorized anyone to provide any information or to make any representations other than those contained in or incorporated by reference in this prospectus, any prospectus supplement, or in any free writing prospectuses we have or may prepare. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate, nor do this prospectus and any accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

This prospectus, including the information that we have incorporated by reference, contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. Please read “Risk Factors” and “Forward-Looking Statements.”

Wherever references are made in this prospectus to information that will be included in a prospectus supplement, to the extent permitted by applicable law, rules or regulations, we may instead include such information or add, update or change the information contained in this prospectus by means of a post-effective amendment to the registration statement of which this prospectus is a part, through filings we make with the SEC that are incorporated by reference in this prospectus or by any other method as may then be permitted under applicable law, rules or regulations.

You should read carefully the entire prospectus and any applicable prospectus supplement, as well as the documents incorporated by reference in this prospectus, before making an investment decision.

When used in this prospectus, except where the context otherwise requires, the terms “we,” “us,” “our” and “the Company” refer to Applied Digital Corporation and its consolidated subsidiaries.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus and the documents incorporated by reference herein. This summary does not contain all of the information that you should consider before deciding to invest in our securities. You should read this entire prospectus carefully, including the section entitled “Risk Factors” beginning on page 7, our consolidated financial statements and the related notes and the other information incorporated by reference into this prospectus before making an investment decision.

Our Business

We are a United States (“U.S.”) designer, developer, and operator of next-generation digital infrastructure across North America. We provide digital infrastructure solutions and cloud services to the rapidly growing industries of High-Performance Computing (“HPC”) and Artificial Intelligence (“AI”). We operate in three distinct business segments, including, Blockchain data center hosting (the “Data Center Hosting Business”), cloud services through a wholly owned subsidiary (the “Cloud Services Business”) and HPC data center hosting (the “HPC Hosting Business”), as further discussed below.

We completed our initial public offering in April 2022 and our common stock began trading on Nasdaq on April 13, 2022. In November 2022, we changed our name from Applied Blockchain, Inc. to Applied Digital Corporation.

Data Center Hosting Business

Our Data Center Hosting Business provides energized infrastructure services to crypto mining customers. Our custom-designed data centers allow customers to rent space based on their power requirements. We currently serve one crypto mining customer with an initial contract term of five years. This business segment accounts for the majority of the revenue we generate from our operations (approximately 83% for the fiscal year ended May 31, 2024 and approximately 66%, for the fiscal quarter ended February 28, 2025).

We currently operate sites in Jamestown and Ellendale, North Dakota, with a total hosting capacity of approximately 286 MW:

●	Jamestown, North Dakota: 106 MW facility.
●	Ellendale, North Dakota: 180 MW facility.

In March 2021, we executed a strategy planning and portfolio advisory services agreement (the “Services Agreement”) with GMR Limited, a British Virgin Island limited liability company (“GMR”), Xsquared Holding Limited, a British Virgin Island limited liability company (“SparkPool”) and Valuefinder, a British Virgin Islands limited liability company (“Valuefinder” and, together with GMR and SparkPool, the “Service Provider(s)”). Under the Services Agreement, the Service Providers agreed to provide crypto asset mining management and analysis and assist us in securing difficult-to-obtain mining equipment. Under the terms of the Services Agreement, we issued 7,440,148 shares of our common stock to each of GMR and SparkPool and 3,156,426 shares of our common stock to Valuefinder. In June 2022, SparkPool ceased all operations and forfeited 4,965,432 shares of our common stock back to us.

In March 2022, we decided to terminate our crypto mining operations, shifting our focus and our business strategy to developing the HPC Hosting Business and our other two business segments (including the Data Center Hosting Business). Each Service Provider advised us concerning the design and buildout of our hosting operations. We continue to partner with GMR, and other providers as they remain our strategic equity investors. Our partners have strong relationships across the cryptocurrency ecosystem, which we may leverage to identify leads for the expansion of our operations and business segments.

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Compared to our previous mining operations, co-hosting revenues are less subject to volatility related to the underlying crypto-asset markets. We have a contractual ceiling for our energy costs through our Amended and Restated Electric Service Agreement, entered into in September 2023 with a utility in the upper Midwest (the “Electric Service Agreement”). One of the main benefits of the Electric Service Agreement is the low cost of power for mining. Even before the recently imposed crypto mining restrictions in China, power capacity available for Bitcoin mining was scarce, especially at scalable sites with over 100 MW of potential capacity. This scarcity of mining power allows us to realize attractive hosting rates in the current market. The Electric Service Agreement has also enabled us to launch our hosting business with long-term customer contracts.

In March 2024, we announced that we entered into a definitive agreement to sell our 200 MW campus in Garden City, TX, to Mara Garden City LLC, a Delaware limited liability company and subsidiary of Marathon Digital Holdings (Nasdaq: MARA). We completed the sale transaction on April 1, 2024.

Cloud Services Business

We officially launched our Cloud Services Business in May 2023. We operate our Cloud Services Business primarily through our wholly owned subsidiary, Applied Digital Cloud Corporation (“Applied Digital Cloud”), which provides cloud services to customers, such as AI and machine learning developers. Our Cloud Services Business specializes in providing GPU computing solutions to empower customers in executing critical workloads related to AI, machine learning (“ML”), rendering, and other HPC tasks. Our managed hosting cloud service allows customers to sign service contracts, utilizing our Company-provided equipment for seamless and cost-effective operations. Near the end of fiscal year 2024, equipment began generating revenue resulting in us recognizing $71.3 million from this business segment during the nine months ended February 28, 2025. We currently operate our Cloud Services Business in four states: Colorado, Minnesota, Nevada and Utah, by renting space at third party colocation centers and providing our customers with Company-owned equipment to generate revenue. As of February 28, 2025, this business segment had two customers and generated 34% of total revenue for the fiscal quarter ended February 28, 2025.

During the quarter ended February 28, 2025, we began discussions of the possible sale of the Cloud Services Business and on February 26, 2025, our Board of Directors approved the negotiation of a potential transaction. As of April 10, 2025, we determined that the Cloud Services Business met the criteria to be classified as “held for sale,” as the Board of Directors approved further plans for the sale of the segment. The potential sale of the Cloud Services Business represents a strategic shift in our operations and financial results. Beginning in the fourth quarter of fiscal 2025, we will report the Cloud Services Business as discontinued operations.

HPC Hosting Business

Our HPC Hosting Business specializes in designing, constructing, and managing data centers tailored to support HPC applications, including AI.

We are currently building three HPC focused data center facilities. The first facility, which is nearing completion, is a 7.5 MW facility in Jamestown, ND located adjacent to our 106 MW Data Center Hosting facility. We are also under construction on our second (“Building 2”) and third (“Building 3”) facilities to provide 100 MW and 150 MW, respectively, of capacity in Ellendale, ND, which are located on land adjacent to our existing 180 MW Data Center Hosting facility. Building 2 and Building 3 are being designed and purpose-built for GPUs, will sit adjacent to each other and separate from our current buildings on the 400 MW Ellendale campus (the “Ellendale Campus”) and will host more traditional HPC applications, such as natural language processing, machine learning, and additional HPC developments. On May 28, 2025, the Company entered into two lease agreements for a combined capacity of 250 MW with respect to Building 2 and Building 3, as further described below under “Recent Developments.”

We anticipate that this business segment will begin generating meaningful revenues once the Ellendale Campus becomes operational, which is expected in calendar year 2025.

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Recent Developments

Series E-1 Preferred Stock

On September 23, 2024, we entered into a dealer manager agreement for the offering of up to 62,500 shares of Series E-1 Redeemable Preferred Stock, par value $0.001 per share (“Series E-1 Preferred Stock”), at a price per share of $1,000. Subsequent to the quarter ended February 28, 2025, we issued 22,737 shares of Series E-1 Preferred Stock for gross proceeds of $22.7 million. As of the date of this report, the offering of Series E-1 Preferred Stock has been completed.

Series G Preferred Stock

On April 30, 2025, we entered into the Preferred Equity Purchase Agreement (the “PEPA”) with the selling stockholders for the issuance and sale of up to 156,000 shares of Series G Convertible Preferred Stock (the “Series G Preferred Stock”) in a transaction (the “Private Placement”) pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The shares of the Series G Preferred Stock may be put to the selling stockholders from time to time at our discretion during the period commencing on April 30, 2025 (the “Commitment Date”) and terminating on the earlier of (i) the 36-month anniversary of the Commitment Date or (ii) such date as there ceases to be a sufficient number of authorized but unissued shares of common stock remaining under the Exchange Cap (as defined in the PEPA).

Pursuant to the PEPA, we agreed to prepare and file with the SEC a registration statement, registering the resale of the shares of common stock issuable upon the conversion of the shares of Series G Preferred Stock as soon as practicable after June 2, 2025, but in any case, no later than June 9, 2025 (subject to certain exceptions), which was filed with the SEC on June 2, 2025 and was automatically effective upon filing.

As of the date of this prospectus, we have issued 78,000 shares of Series G Preferred Stock to the selling stockholders, for aggregate gross proceeds of $75 million.

Data Center Leases

On May 28, 2025, APLD ELN-02 LLC and APLD ELN-03 LLC, our subsidiaries, each entered into a data center lease (together, the “Data Center Leases”) with CoreWeave, Inc. (“CoreWeave”) to deliver up to an aggregate of 250 MW of infrastructure to host CoreWeave’s HPC operations at the Ellendale campus. The first lease is for the full capacity of Building 2, our 100MW data center that is currently under construction and the second lease is for the full capacity of Building 3, a 150MW data center that is also under construction. We have guaranteed the obligations of APLD ELN-02 LLC and APLD ELN-03 LLC under the respective Data Center Lease to which such subsidiary is a party.

In connection with the entry into the Data Center Leases, we issued to CoreWeave a warrant (the “Initial Warrant”) to acquire up to 13,062,521 shares (the “Initial Warrant Shares”) of our common stock at an exercise price of $7.19 per share, subject to adjustment in accordance with the terms and conditions set forth in the Initial Warrant. In addition, we agreed to file a resale registration statement with the SEC to register the resale of the Initial Warrant Shares pursuant to a Registration Rights Agreement, dated May 28, 2025, between us and CoreWeave. The Initial Warrant and the Registration Rights Agreement were executed pursuant to a Letter Agreement, dated May 28, 2025, between us and CoreWeave.

Corporate Information

Our executive office is located at 3811 Turtle Creek Blvd., Suite 2100, Dallas, Texas 75219, and our phone number is (214) 427-1704. Our principal website address is www.applieddigital.com.

We make available free of charge through the Investor Relations link on our website access to press releases and investor presentations, as well as all materials that we file electronically with the SEC, including our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports, filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) as soon as reasonably practicable after electronically filing such materials with, or furnishing them to, the SEC. In addition, the SEC maintains an Internet website, www.sec.gov, that contains reports, proxy and information statements and other information that we file electronically with the SEC. Information contained in, or accessible through, our website does not constitute part of this prospectus or the registration statement of which it forms a part and inclusions of our website address in this prospectus or the registration statement are inactive textual references only. You should not rely on any such information in making your decision whether to purchase our securities.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Except for historical information, this prospectus contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 under Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intentions and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be forward-looking statements. You can identify these forward-looking statements through our use of words such as “may,” “can,” “anticipate,” “assume,” “should,” “indicate,” “would,” “believe,” “contemplate,” “expect,” “seek,” “estimate,” “continue,” “plan,” “point to,” “project,” “predict,” “could,” “intend,” “target,” “potential” and other similar words and expressions of the future.

There are a number of important factors that could cause the actual results to differ materially from those expressed in any forward-looking statement made by us. These factors include, but are not limited to:

●	our ability to complete construction of the first 100 MW HPC facility in Ellendale, North Dakota;
●	our ability to complete the negotiation and execution of the definitive transaction documents required to close the Unit Purchase Agreement, dated January 13, 2025, by and among Applied Digital Corporation, APLD HPC Holdings LLC and MIP VI Holdings II, LLC;
●	our dependence on principal customers, including our ability to execute leases with key customers, including leases for our 400 MW Ellendale, North Dakota datacenter campus;
●	availability of financing to continue to grow our business;
●	labor and other workforce shortages and challenges;
●	power or other supply disruptions and equipment failures;
●	the addition or loss of significant customers or material changes to our relationships with these customers;
●	delays or denials of entitlements or permits, including zoning, siting, utility and other permits, or other delays resulting from requirements of public agencies and utility companies;
●	our sensitivity to general economic conditions including changes in disposable income levels and consumer spending trends;
●	our ability to timely and successfully build new hosting facilities with the appropriate contractual margins and efficiencies;
●	our ability to continue to grow sales in our hosting business;
●	volatility of cryptoasset prices; and
●	uncertainties of cryptoasset regulation policy.

The foregoing does not represent an exhaustive list of matters that may be covered by the forward-looking statements contained herein or risk factors that we are faced with that may cause our actual results to differ from those anticipated in such forward-looking statements. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. You should review the factors and risks and other information we describe in our most recent Annual Report on Form 10-K, as well as any amendments thereto reflected in subsequent reports we will file from time to time with the SEC.

All forward-looking statements are expressly qualified in their entirety by this cautionary note. You are cautioned to not place undue reliance on any forward-looking statements, which speak only as of the date of this prospectus or the date of the document incorporated by reference herein. You should read this prospectus and the documents that we incorporate by reference and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that will achieve our objectives and plans in any specified time frame, or at all. We have no obligation, and expressly disclaims any obligation, to update, revise or correct any of the forward-looking statements, whether as a result of new information, future events or otherwise. We have expressed our expectations, beliefs and projections in good faith and believe they have a reasonable basis. However, we cannot assure you that our expectations, beliefs or projections will result or be achieved or accomplished.

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RISK FACTORS

Investing in our securities involves significant risks. Before making an investment decision, you should carefully consider the risks and other information we include or incorporate by reference in this prospectus and any prospectus supplement. In particular, you should consider the risk factors under the heading “Risk Factors” included in our most recent Annual Report on Form 10-K, as may be revised or supplemented by our subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, each of which are on file with the SEC and are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also affect our business operations. Additional risk factors may be included in a prospectus supplement relating to a particular offering of securities. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. This prospectus is qualified in its entirety by these risk factors.

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PRIVATE PLACEMENTS

PEPA

On April 30, 2025, we entered into the PEPA with the selling stockholders for the issuance and sale of up to 156,000 shares of Series G Preferred Stock, pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act. The shares of the Series G Preferred Stock may be put to the selling stockholders from time to time at our discretion during the period commencing on the Commitment Date and terminating on the earlier of (i) the 36-month anniversary of the Commitment Date, or (ii) such date as there ceases to be a sufficient number of authorized but unissued shares of common stock remaining under the Exchange Cap (as defined below). Pursuant to the PEPA, we agreed to prepare and file with the SEC this registration statement, registering the resale of the shares of common stock issuable upon the conversion of the shares of Series G Preferred Stock as soon as practicable after June 2, 2025, but in any case, no later than June 9, 2025 (subject to certain exceptions).

The Series G Preferred Stock becomes convertible upon the earlier of (i) 45 days after the first issuance date of the Series G Preferred Stock and (ii) the date on which a registration statement covering the resale of the shares of common stock underlying the Series G Preferred Stock is declared effective by the SEC. Conversion of the Series G Preferred Stock will be subject to a customary 4.99% beneficial ownership limitation, as well as a 19.99% conversion limitation pursuant to the applicable Nasdaq Listing Rules (the “Exchange Cap”).

On each conversion date, the conversion price for the Series G Preferred Stock being converted (the “Conversion Price”) will equal the greater of (i) 95% of the lowest daily Volume Weighted Average Price for each of the five trading days immediately preceding the conversion date and (ii) the initial floor price of $4.25, which may be reduced by the Company at any time in its sole discretion, but in no event below $1.34 (as may be adjusted from time to time, the “Floor Price”). Based on its initial stated value of $1,000 per share and the $4.25 initial Floor Price, the 156,000 shares of Series G Preferred Stock would be convertible into an aggregate of 36,705,883 shares of common stock. No right of conversion may be exercised by the Investors in excess of $30 million of stated value, in the aggregate, per month, unless otherwise mutually agreed in writing by the Company and the holders holding a majority of the voting power of the Series G Preferred Stock outstanding at the time.

If any selling stockholder is prevented from converting any portion of its Series G Preferred Stock because of the Exchange Cap, and such limitation continues for 18 months following the date that is 18 months following the issuance of such Series G Preferred Stock, or, if earlier, the date that is 36 months following the Commitment Date, then the portion of the Series G Preferred Stock held by such Investor at such time shall be redeemed by the Company, within 10 trading days after such earlier date, at a price equal to the greater of (A) the product of (x) the Conversion Price in effect on the first (1st) date this limitation prohibited conversion thereof and (y) the number of shares of common stock into which such Series G Preferred Stock that was not converted is convertible at such Conversion Price (without regard to any limitations on conversion), and (B) 110% of the stated value of such Series G Preferred Stock.

If, (i) the Volume Weighted Average Price for any trading day falls below the Floor Price, as may be adjusted from time to time, and then remains below the Floor Price for 10 consecutive trading days (which 10 consecutive trading day period shall not include any days prior to the original issuance date of the applicable Series G Preferred Stock) and (ii) the Company does not elect to reduce the Floor Price ((i) and (ii) collectively, the “VWAP Limitation”), and while such VWAP Limitation exists an Investor delivers a Notice of Conversion, then in lieu of effecting such conversion, the Company shall redeem such Series G Preferred Stock and pay to such Investor, on a monthly basis beginning on the 1st day of the 1st month following the date of conversion in respect of such Notice of Conversion and continuing for 11 months thereafter, an amount equal to 1/12th of 105% of the stated value of such Series G Preferred Stock; provided, however, that if the date that is 18 months following issuance of such Preferred Stock, or, if earlier, the date that is 36 months following the Commitment Date, occurs during such 12-month period, then payment of the balance, if any, shall accelerate and become due and payable by the Company within 10 trading days of such earlier date. If the VWAP Limitation is met and continues for each trading day through the date that is 18 months following issuance of such Preferred Stock, or, if earlier, the date that is 36 months following the Commitment Date, and during such period an Investor does not deliver a Notice of Conversion in respect of any portion of its Series G Preferred Stock held by such Investor at such time, then all Series G Preferred Stock held by such Investor on the date that is 18 months following issuance of such Preferred Stock, or, if earlier, the date that is 36 months following the Commitment Date, shall be redeemed by the Company, within 10 trading days of the date of such earlier date, at a price equal to the greater of (1) the product of (A) the Floor Price, as may be adjusted from time to time, as of the 10th trading day on which the Volume Weighted Average Price fell below the Floor Price and (B) the number of shares of common stock into which such Series G Preferred Stock that was not converted is convertible at such Floor Price (without regard to any limitations on conversion), and (2) 110% of the stated value of such Series G Preferred Stock. All such redemptions, if any, shall be paid in cash by the Company.

Warrants

On April 26, 2024, we issued 3,000,000 Warrants to AI Bridge Funding LLC. The Warrants are exercisable upon payment of the applicable exercise price in cash or through cashless exercise for a period of five years. 1,500,000 Warrants have an exercise price of $10.00 per share of common stock and 1,500,000 Warrants have an exercise price of $7.50 per share of common stock.

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USE OF PROCEEDS

The common stock to be offered and sold using this prospectus will be offered and sold by the selling stockholders named in this prospectus. Accordingly, we will not receive any proceeds from any sale of shares of our common stock in this offering. However, we may receive total proceeds of up to $150 million, prior to fees paid to Northland Securities, Inc. for their role as placement agent in an amount equal to 3% of the total proceeds, from our issuance of the shares of Series G Preferred Stock to the selling stockholders. We intend to use the net proceeds from our issuance of the shares of Series G Preferred Stock for working capital and general corporate purposes. Our management has broad discretion over the allocation of the net proceeds from the issuance of the shares of Series G Preferred Stock. We will pay all of the fees and expenses incurred by us in connection with this registration.

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SELLING STOCKHOLDERS

This prospectus covers the resale of up to 39,705,883 shares of common stock, comprised of (i) 36,705,883 shares of common stock issuable upon conversion of the Series G Preferred Stock and (ii) 3,000,000 shares of common stock issuable upon exercise of the Warrants. In accordance with the terms of the PEPA, this prospectus generally covers the resale of at least the number of shares of common stock issuable upon conversion of the 156,000 shares of Series G Preferred Stock, based on its initial stated value of $1,000 per share and the $4.25 initial Floor Price. We are registering the shares of common stock in order to permit the selling stockholders to offer the shares for resale from time to time.

The table below identifies the selling stockholders and provides other information regarding the beneficial ownership of the shares of common stock by the selling stockholders. The second column lists the number of shares of common stock beneficially owned by each selling stockholder, based on its ownership of the shares of common stock, as of May 30, 2025. The third column lists the shares of common stock being offered by this prospectus by the selling stockholders. The fourth column assumes the sale of all of the shares offered by the selling stockholders pursuant to this prospectus.

Name of Selling Stockholder	Number of Shares of common stock Owned Prior to Offering		Maximum Number of Shares of common stock to be Sold Pursuant to this Prospectus (1)	Number of Shares of common stock Owned After Offering (2)	Percentage of Shares of common stock Owned After Offering (3)

AFOB FIP MS, LLC (4)	26,735,672	(5)	24,471,529	2,264,143	*
B. Riley Wealth Management Holdings Inc. (6)	3,670,588	(7)	3,670,588	0	-
B. Riley Principal Investments, LLC (8)	4,893,176	(9)	4,893,176	0	-
B. Riley Securities, Inc. (10)	3,670,588	(11)	3,670,588	0	-
AI Bridge Funding LLC (12)	3,000,000	(13)	3,000,000	0	-

(1)	The number of shares of common stock offered by this prospectus, consists of the number of shares of common stock issuable upon conversion of an aggregate of 156,000 shares of Series G Preferred Stock issuable to the selling stockholders pursuant to the PEPA, based on its initial stated value of $1,000 per share and the $4.25 initial Floor Price. The actual number of shares of common stock that may be issued to the selling stockholders in connection with the Series G Preferred stock conversion is not currently known.

(2)	Assumes the sale of all shares of common stock offered by the selling stockholders pursuant to this prospectus.
(3)	Percentage is based on 225,070,480 shares of common stock outstanding as of May 30, 2025 (and rounded to the nearest tenth of a percent) and assumes the sale of all shares of Common Stock offered by the Selling Stockholders pursuant to this prospectus.

(4)	All investment decisions for AFOB FIP MS, LLC are made by Fred Goldman, Treasurer of AFO Blackberry, LLC, AFOB FIP MS, LLC’s Managing Member. The business address of AFOB FIP MS, LLC is 1011 Lake Street, Suite 311 Oak Park, IL 60301.

(5)

Consists of (i) 2,264,143 shares of common stock and (ii) 24,471,529 shares of common stock underlying 104,004 shares of Series G Preferred Stock issuable pursuant to the PEPA, based on its initial stated value of $1,000 per share and the $4.25 initial Floor Price.

(6)	All investment decisions for B. Riley Wealth Management Holdings Inc. are made by B. Riley Wealth Management Holdings Inc.’s Chief Executive Officer, Michael Mullen. B. Riley Wealth Management Holdings Inc. is a wholly owned subsidiary of B. Riley Financial, Inc. The business address of B. Riley Wealth Management Holdings Inc. is 40 South Main Street, Suite 160, Menphis Tennessee, 38103.

(7)

Consists of 3,670,588 shares of common stock underlying 15,600 shares of Series G Preferred Stock issuable pursuant to the PEPA, based on its initial stated value of $1,000 per share and the $4.25 initial Floor Price.

(8)	All investment decisions for B. Riley Principal Investments, LLC are made by B. Riley Principal Investments, LLC’s Chief Executive Officer, Bryant Riley. B. Riley Principal Investments, LLC is a wholly owned subsidiary of B. Riley Financial, Inc. The business address of B. Riley Principal Investments, LLC is 11100 Santa Monica Blvd. Suite 800, Los Angeles, CA 90025.

(9)

Consists of 4,893,176 shares of common stock underlying 20,796 shares of Series G Preferred Stock issuable pursuant to the PEPA, based on its initial stated value of $1,000 per share and the $4.25 initial Floor Price.

(10)	All investment decisions for B. Riley Securities, Inc. are made by B. Riley Securities, Inc.’s Co-Chief Executive Officer, Andy Moore. B. Riley Securities Holdings, Inc. is the holding company of B. Riley Securities, Inc., and B. Riley Financial, Inc. is the majority shareholder of B. Riley Securities Holdings, Inc. The business address of B. Riley Securities, Inc. is 11100 Santa Monica Blvd. Suite 800, Los Angeles, CA 90025.

(11)

Consists of 3,670,588 shares of common stock underlying 15,600 shares of Series G Preferred Stock issuable pursuant to the PEPA, based on its initial stated value of $1,000 per share and the $4.25 initial Floor Price.

(12)	All investment decisions for AI Bridge Funding LLC are made by AI Bridge Funding LLC’s Managing Member, Fred Goldman. The business address of AI Bridge Funding LLC is 1011 Lake Street, Suite 311 Oak Park, IL 60301. The Warrants are subject to a beneficial ownership limitation of 4.99%, which limitation restricts AI Bridge Funding LLC from exercising that portion of the Warrants that would result in AI Bridge Funding LLC and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation.

(13)	Consists of the shares of common stock issuable upon exercise of the Warrants, without giving effect to any beneficial ownership limitations.

10

PLAN OF DISTRIBUTION

Each selling stockholder of the common stock and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their common stock covered hereby on Nasdaq or any other stock exchange, market or trading facility on which the common stock is traded or in private transactions. These sales may be at fixed or negotiated prices. A selling stockholder may use any one or more of the following methods when selling common stock:

●	ordinary brokerage transactions and transactions in which the broker dealer solicits purchasers;
●	block trades in which the broker dealer will attempt to sell the common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker dealer as principal and resale by the broker dealer for its account;
●	an exchange distribution in accordance with the rules of the applicable exchange;
●	privately negotiated transactions;
●	settlement of short sales;
●	in transactions through broker dealers that agree with the selling stockholders to sell a specified number of such common stock at a stipulated price per share;
●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
●	a combination of any such methods of sale; or
●	any other method permitted pursuant to applicable law.

The selling stockholders may also sell the common stock under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker dealers engaged by the selling stockholders may arrange for other brokers dealers to participate in sales. Broker dealers may receive commissions or discounts from the selling stockholders (or, if any broker dealer acts as agent for the purchaser of the common stock, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with Rule 2121 of the Financial Industry Regulatory Authority, or FINRA, and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the common stock or interests therein, the selling stockholders may enter into hedging transactions with broker dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell the common stock short and deliver the common stock to close out their short positions, or loan or pledge the common stock to broker dealers that in turn may sell the common stock. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of the common stock offered by this prospectus, which common stock such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker dealers or agents that are involved in selling the common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker dealers or agents and any profit on the resale of the common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The selling stockholders have informed us that they do not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock.

We are required to pay certain fees and expenses incurred by us incident to the registration of the common stock. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the common stock have been sold or may be sold without any restrictions pursuant to Rule 144, as determined by the Company Counsel pursuant to a written opinion letter to such effect, addressed and reasonably acceptable to the Company’s transfer agent. The common stock will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the common stock covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act of 1934, as amended (the “Exchange Act”), any person engaged in the distribution of the common stock may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

11

DESCRIPTION OF CAPITAL STOCK

The following summary of the rights of our capital stock is not complete and is subject to and qualified in its entirety by reference to our Second Amended and Restated Articles of Incorporation, as amended to date (the “Articles”) and our third amended and restated bylaws, as amended to date (the “Bylaws”), copies of which are filed as exhibits to our Annual Report on Form 10-K for the year ended May 31, 2024, as filed with the SEC on August 30, 2024, which is incorporated by reference herein.

We are authorized to issue 410,000,000 shares of capital stock, $0.001 par value per share, of which 400,000,000 are common stock and 10,000,000 are preferred stock (the “preferred stock”). For a description of the terms of our Preferred Stock, see Exhibit 4.8 to our Annual Report on Form 10-K, filed with the SEC on August 30, 2024, as supplemented by the Series G Certificate of Designation which is filed as Exhibit 3.1 to our Current Report on Form 8-K filed with the SEC on May 1, 2025 and the Series E-1 Certificate of Designation which is filed as Exhibit 3.1 to our Current Report filed with the SEC on November 14, 2024.

As of May 30, 2025, there were 225,070,480 shares of common stock outstanding and 442,158 shares of preferred stock outstanding.

Common Stock

Holders of our common stock are entitled to such dividends as may be declared by our board of directors out of funds legally available for such purposes. Holders of our common stock are entitled to receive proportionately any dividends as may be declared by our board of directors, subject to any preferential dividend rights of any series of Preferred Stock that we may designate and issue in the future. There are no redemption or sinking fund provisions applicable to our common stock. The holders of our common stock have no conversion rights. Holders of common stock have no preemptive or subscription rights to purchase any of our securities. The rights, preferences and privileges of holders of our common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of Preferred Stock that we may designate and issue in the future. Each holder of our common stock is entitled to one vote for each such share outstanding in the holder’s name. No holder of common stock is entitled to cumulative votes in voting for directors.

In the event of our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive a pro rata share of our assets, which are legally available for distribution, after payments of all debts and other liabilities. All of the outstanding shares of our common stock are fully paid and non-assessable.

Anti-Takeover Effects of the Articles, the Bylaws and Nevada Law

We are a Nevada corporation and are generally governed by the Nevada Revised Statutes, or NRS. The following is a brief description of the provisions in our Articles of Incorporation, Bylaws and the NRS that could have an effect of delaying, deferring, or preventing a change in control of the Company.

The provisions of the NRS, our Articles and Bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

12

Combinations with Interested Stockholders

Nevada’s “combinations with interested stockholders” statutes, NRS 78.411 through 78.444, inclusive, prohibit specified types of business “combinations” between certain Nevada corporations and any person deemed to be an “interested stockholder” for two years after such person first becomes an “interested stockholder” unless the corporation’s board of directors approves the combination (or the transaction by which such person becomes an “interested stockholder”) in advance, or unless the combination is approved by the board of directors and sixty percent of the corporation’s voting power not beneficially owned by the interested stockholder, its affiliates and associates. Further, in the absence of prior approval certain restrictions may apply even after such two year period. However, these statutes do not apply to any combination of a corporation and an interested stockholder after the expiration of four years after the person first became an interested stockholder. For purposes of these statutes, an “interested stockholder” is any person who is (1) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (2) an affiliate or associate of the corporation and at any time within the two previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term “combination” is sufficiently broad to cover most significant transactions between a corporation and an “interested stockholder.” These statutes generally apply to Nevada corporations with 200 or more stockholders of record. However, a Nevada corporation may elect in its articles of incorporation not to be governed by these particular laws, but if such election is not made in the corporation’s original articles of incorporation, the amendment (1) must be approved by the affirmative vote of the holders of stock representing a majority of the outstanding voting power of the corporation not beneficially owned by interested stockholders or their affiliates and associates, and (2) is not effective until 18 months after the vote approving the amendment and does not apply to any combination with a person who first became an interested stockholder on or before the effective date of the amendment. Our Articles of Incorporation do not include such an election to opt-out of these provisions.

Acquisition of Controlling Interests

Nevada’s “acquisition of controlling interest” statutes (NRS 78.378 through 78.3793, inclusive) contain provisions governing the acquisition of a controlling interest in certain Nevada corporations. These “control share” laws provide generally that any person that acquires a “controlling interest” in certain Nevada corporations may be denied voting rights, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights. Our Bylaws provide that these statutes do not apply to us. Absent such provision in our Bylaws, these laws would apply to us as of a particular date if we were to have 200 or more stockholders of record (at least 100 of whom have addresses in Nevada appearing on our stock ledger at all times during the 90 days immediately preceding that date) and do business in the State of Nevada directly or through an affiliated corporation, unless our Articles of Incorporation or Bylaws in effect on the tenth day after the acquisition of a controlling interest provide otherwise. These laws provide that a person acquires a “controlling interest” whenever a person acquires shares of a subject corporation that, but for the application of these provisions of the NRS, would enable that person to exercise (1) one fifth or more, but less than one third, (2) one third or more, but less than a majority or (3) a majority or more, of all of the voting power of the corporation in the election of directors. Once an acquirer crosses one of these thresholds, shares which it acquired in the transaction taking it over the threshold and within the 90 days immediately preceding the date when the acquiring person acquired or offered to acquire a controlling interest become “control shares” to which the voting restrictions described above apply.

Articles of Incorporation and Bylaws

The provisions of our Articles of Incorporation and Bylaws, taken together with the applicable provisions of the NRS:

●	Authorize our board of directors to issue “blank check” Preferred Stock, the terms of which may be established and shares of which may be issued without stockholder approval;
●	Require supermajority disinterested stockholder approval of certain business combinations with related persons (each as defined in the Articles of Incorporation);
●	Permit removal of directors only for cause and require the affirmative vote of not less than 75% of the voting power of all of the then outstanding shares of stock entitled to vote in the election of directors, voting as a single class, to remove any director (the NRS does not include a cause concept in NRS 78.335 and the provision of our Articles of Incorporation exceeds the minimum two thirds (2/3) threshold vote required by that statute);
●	Require the affirmative vote of not less than two thirds (2/3) of the voting power of all of the then outstanding shares of stock entitled to vote in the election of directors, voting as a single class, to adopt, amend, alter or repeal our Bylaws; and
●	Do not provide for cumulative voting in the election of directors.

NRS 78.139 also provides that directors may resist a change or potential change in control of the corporation if the board of directors determines that the change or potential change is opposed to or not in the best interest of the corporation upon consideration of any relevant facts, circumstances, contingencies or constituencies pursuant to NRS 78.138(4).

In addition, our authorized but unissued shares of Common Stock are available for our board of directors to issue without stockholder approval. We may use these additional shares for a variety of corporate purposes, including future public or private offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of our authorized but unissued shares of Common Stock could render more difficult or discourage an attempt to obtain control of our Company by means of a proxy contest, tender offer, merger or other transaction. Our authorized but unissued shares may be used to delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares held by our stockholders. Our board of directors is also authorized to adopt, amend or repeal our Bylaws, which could delay, defer or prevent a change in control.

13

LEGAL MATTERS

Certain legal matters in connection with the common stock offered hereby will be passed upon for us by Snell & Wilmer, L.L.P., Las Vegas, Nevada.

14

EXPERTS

The consolidated financial statements of Applied Digital Corporation and Subsidiaries as of May 31, 2024 and 2023 and for each of the two years in the period ended May 31, 2024, have been audited by Marcum LLP, independent registered public accounting firm, as stated in their report which is incorporated herein by reference. Such consolidated financial statements of Applied Digital Corporation and Subsidiaries are incorporated in this prospectus by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

15

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3, including exhibits, under the Securities Act of which this prospectus forms a part. This prospectus does not contain all of the information set forth in the registration statement. This prospectus contains descriptions of certain agreements or documents that are exhibits to the registration statement. The statements as to the contents of such exhibits, however, are brief descriptions and are not necessarily complete, and each statement is qualified in all respects by reference to such agreement or document. For further information about us, please refer to the registration statement and the documents incorporated by reference in this prospectus.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. The SEC’s website contains reports, proxy statements and other information regarding issuers, such as Applied Digital Corporation, that file electronically with the SEC. We make available free of charge through our web site our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statements on Schedule 14A and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. Our website address is www.applieddigital.com. Please note that our website address is provided as an inactive textual reference only. Information contained on or accessible through our website is not part of this prospectus or the prospectus supplement and is therefore not incorporated by reference unless such information is otherwise specifically referenced elsewhere in this prospectus or the prospectus supplement.

We have not authorized anyone to provide you with any information other than that contained in this prospectus, any prospectus supplement, or in a document to which we expressly have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus.

16

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we have filed with the SEC, which means that we can disclose important information to you by referring you to those documents. Any information that we file subsequently with the SEC will automatically update this prospectus. We incorporate by reference into this prospectus the information contained in the documents listed below, which is considered to be a part of this prospectus:

●	The Company’s Annual Report on Form 10-K for the fiscal year ended May 31, 2024, filed with the Commission on August 30, 2024;

●	The Company’s Quarterly Reports on Form 10-Q for the fiscal quarters ended August 31, 2024, filed with the Commission on October 9, 2024, November 30, 2024, filed with the Commission on January 14, 2025 and February 28, 2025, filed with the Commission on April 14, 2025;

●	The Company’s Current Reports on Form 8-K filed with the Commission on June 5, 2024, June 7, 2024, June 11, 2024, June 17, 2024, July 2, 2024, July 9, 2024, July 29, 2024, August 14, 2024, August 30, 2024, September 10, 2024, September 27, 2024, October 15, 2024, October 24, 2024, October 30, 2024, October 31, 2024, November 5, 2024, November 14, 2024, November 21, 2024, December 2, 2024, December 4, 2024, January 14, 2025, February 6, 2025, February 12, 2025, April 2, 2025, April 14, 2025, May 1, 2025, May 30, 2025, June 2, 2025 and our Current Reports on Form 8-K/A filed with the SEC on June 6, 2024, June 10, 2024, September 4, 2024, January 6, 2025, January 8, 2025, February 13, 2025, and February 21, 2025, April 17, 2025 (other than any portions thereof deemed furnished and not filed);

●	The Company’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on October 23, 2024, as supplemented by the Definitive Additional Materials filed with the Commission on November 15, 2024; and

●	The description of our common stock, par value $0.001 per share, in our Registration Statement on Form 8-A, filed with the Commission on April 11, 2022, including any amendment or reports filed for the purpose of updating such description, including the Description of Capital Stock filed as Exhibit 4.8 to our Annual Report on Form 10-K for the fiscal year ended May 31, 2024, as filed with the Commission on August 30, 2024.

We also incorporate by reference all documents we file under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (a) after the initial filing date of the registration statement of which this prospectus is a part and before the effectiveness of the registration statement and (b) after the effectiveness of the registration statement and before the filing of a post-effective amendment that indicates that the securities offered by this prospectus have been sold or that deregisters the securities covered by this prospectus then remaining unsold. The most recent information that we file with the SEC automatically updates and supersedes older information. The information contained in any such filing will be deemed to be a part of this prospectus, commencing on the date on which the document is filed.

Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC pursuant to Item 2.02 or 7.01 of Form 8-K.

We will furnish without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any documents incorporated by reference other than exhibits to those documents. Requests should be addressed to:

Applied Digital Corporation

Attn: Wes Cummins

Chief Executive Officer

3811 Turtle Creek Blvd., Suite 2100

Dallas, Texas 75219

Phone number: (214) 427-1704

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You should rely only on information contained in, or incorporated by reference into, this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus.

17

39,705,883 Shares of Common Stock

PROSPECTUS

June 3, 2025